UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2021

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CVV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Termination of Employment of Leonard A. Rosenbaum as President and Chief Executive Officer

On January 22, 2021, the Board of Directors (the “Board”) of CVD Equipment Corporation (the “Company”) voted to approve the termination of the employment of Leonard A. Rosenbaum as President and Chief Executive Officer of the Company, effective immediately. The Board also voted to approve the removal of Mr. Rosenbaum as Chairman of the Board, effective immediately. Mr. Rosenbaum will remain on the Company’s Board of Directors.

Termination of Employment of Martin J. Teitelbaum as Assistant Secretary and General Counsel

On January 22, 2021, the Board of the Company also voted to approve the termination of the employment of Martin J. Teitelbaum as Assistant Secretary and General Counsel of the Company, effective immediately. Mr. Teitelbaum will remain on the Company’s Board of Directors.

Appointment of Lawrence J. Waldman as Non-Executive Chairman

On January 22, 2021, the Board of the Company appointed Lawrence J. Waldman, who currently serves as Lead Independent Director and chairman of the Audit Committee of the Board, to serve as the non-executive Chairman of the Board, effective immediately.

(c)     Appointment of President and Chief Executive Officer

On January 22, 2021, the Board appointed Emmanuel Lakios, age 59, to serve as the Chief Executive Officer of the Company, effective immediately, filling the vacancies left as a result of the termination of Mr. Rosenbaum as President and Chief Executive Officer.

Mr. Lakios has over 30 years of successful enterprise, sales, operations, engineering and distribution management experience of microelectronic components, metrology instrumentation and process equipment. Mr. Lakios has served end use markets of aerospace/defense, medical components, (UV)-LED, OLED, semiconductor, magnetic data storage, industrial and academic research.

Mr. Lakios previously served as the Vice President of Sales & Marketing of the Company since February 2017.

From January 2015 through February 2017, Mr. Lakios was the CEO and President of Sensor Electronic Technology Inc (SETi), where he oversaw that company’s transition from R&D to a leading global commercial UV LED supplier. From February 2012 through December 2014, Mr. Lakios was the Executive Vice President Operations and Business Development of Encapsulix SAS, an atomic layer deposition equipment company for encapsulation, serving the OLED, flexible electronics, photovoltaic & semiconductor markets. While with Encapsulix SAS, Mr. Lakios was responsible for field sales & service, inside sales, engineering and business development. From October 2003 through April 2010, Mr. Lakios was the Senior Vice President of Sales, Service & Marketing (October 2003 through July 2007) and President, Chief Operating Officer and director (July 2007 through April 2010) at Imago Scientific Instruments Corporation, a company in the atom probe analytical instrumentation for advanced materials characterization business. While with Imago Scientific, Mr. Lakios brought the company from pre-revenue to a commercial leadership position in the 3D atomic scale tomography field. From 1984 until 2003, Mr. Lakios held numerous leadership positions at Veeco Industries in New York including President of Process Equipment, growing that group’s annual sales to over $250M, and helped increase market share of the company through strategic acquisitions and organic growth.

Mr. Lakios received his BE in Mechanical Engineering with focus in Material Science from SUNY Stony Brook in 1984.

Mr. Lakios shall continue to receive his current annual base salary of $185,000, which Mr. Lakios received while employed as the Vice President of Sales & Marketing of the Company. The Compensation Committee of the Board is reviewing Mr. Lakios’ compensation in light of his new position with the Company, but as of the date hereof such a decision has not been made.

Item 8.01	Other Events

On January 25, 2021, the Company issued a press release publicly announcing the appointment of Mr. Lakios as the Company’s new Chief Executive Officer and President, the terminations of the employment of Messrs. Rosenbaum and Teitelbaum, and the appointment of Mr. Waldman as Non-Executive Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 25, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ THOMAS MCNEILL
Name:	Thomas McNeill
Title:	Chief Financial Officer

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